UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 796-1760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 16, 2016, Equity One, Inc., a Maryland corporation (the “Company”), entered into a Fifth Amended and Restated Credit Agreement by and among the Company, as Borrower, each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bank National Association and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company and TD Bank, N.A., as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement amends and restates that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2014, by and among the Company and each of the financial institutions party thereto, in order to, among other things, increase the revolving commitments by $250 million, extend the maturity by 25 months and modify certain covenants and provisions thereof, including but not limited to the removal of certain restrictions on investments and a decrease in the capitalization rate utilized to determine compliance with certain financial covenants.

The Credit Agreement provides for an $850 million unsecured revolving credit facility with a maturity date of February 1, 2021, subject to two six-month extensions at the option of the Company. At the request of the Company, the total commitments under the Credit Agreement may be increased up to an aggregate of $1.7 billion. The facility includes a competitive bid option that allows the Company to conduct auctions among the participating banks for borrowings at any one time outstanding up to 50% of the commitments then in effect, a $50 million letter of credit commitment and a $75 million multicurrency subfacility.

Borrowings under the Credit Agreement (other than bid rate loans and multicurrency loans) will bear interest based on the rate of one month, three month or six month LIBOR or the Base Rate (as defined in the Credit Agreement), at the Company’s option, plus a margin of 0.825% to 1.550% (the “Applicable Margin”) depending on the credit ratings of the Company’s senior unsecured long term debt (the “Credit Ratings”). Based on the Company’s current Credit Ratings, the Applicable Margin is 1.00%. Multicurrency loans will bear interest at the applicable Foreign Currency Interest Rate (as defined in the Credit Agreement) plus the Applicable Margin. The Credit Agreement also calls for other customary fees and charges, including an annual facility fee, which is currently 0.200%, that varies from 0.125% to 0.300% of the aggregate lending commitments under the Credit Agreement, depending on the Company’s Credit Ratings.

On September 16, 2016, the Company also entered into certain amendments (the “Term Loan Amendments”) to (a) that certain Amended and Restated Loan Agreement, dated as of December 10, 2014, by and among Company, as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners (the “2014 Loan Agreement”), governing its existing $250 million term loan and (b) that certain Loan Agreement, dated as of December 2, 2015, by and among Company, as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Syndication Agents, and PNC Capital Markets LLC, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Runners and TD Bank, N.A., as Documentation Agent (the “2015 Loan Agreement”, together with 2014 Loan Agreement, the “Term Loan Agreements”), governing its existing $300 million delayed draw term loan facility of which $225 million in principal amount is currently outstanding. The Term Loan Amendments made certain modifications to the Term Loan Agreements consistent with the Credit Agreement, including but not limited to modifications of certain covenants and provisions thereof, including but not limited to the removal of certain restrictions on investments and a decrease in the capitalization rate utilized to determine compliance with certain financial covenants.

The Credit Agreement and the Term Loan Agreements, as modified, contain a number of customary restrictions on the Company’s business and include various financial covenants, including a maximum total leverage ratio, a maximum secured indebtedness ratio, a minimum fixed charge coverage ratio, a maximum unencumbered leverage ratio and a minimum unencumbered interest coverage ratio. The Credit Agreement and the Term Loan Agreements also contain customary affirmative covenants and events of default, including a cross default to the Company’s other indebtedness and the occurrence of a change of control. If a material default exists under the Credit Agreement or either Term Loan Agreement, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends. The Credit Agreement and the Term Loan Agreements also include various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Credit Agreement and the Term Loan Agreements. In addition, the Company’s obligations under the Credit Agreement and the Term Loan Agreements are guaranteed by certain of the Company’s subsidiaries.

Affiliates of certain lenders under the Credit Agreement and the Term Loan Agreements have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by the Company. In addition, affiliates of certain lenders under the Credit Agreement and the Term Loan Agreements have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing descriptions of the Credit Agreement and the Term Loan Amendments are only summaries and are qualified in their entirety by reference to the full text of the Credit Agreement and the Term Loan Agreements as modified by the Term Loan Amendments, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fifth Amended and Restated Credit Agreement dated as of September 16, 2016 by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bank National Association and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company and TD Bank, N.A., as Co-Documentation Agents

10.2	First Modification to Loan Agreement dated as of September 16, 2016 to that certain Amended and Restated Loan Agreement, dated as of December 10, 2014, by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners

10.3	First Modification to Loan Agreement dated as of September 16, 2016 to that certain Loan Agreement, dated as of December 2, 2015, by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Syndication Agents, and PNC Capital Markets LLC, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Runners and TD Bank, N.A., as Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: September 20, 2016	By:	/s/ Aaron Kitlowski
Aaron Kitlowski Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Fifth Amended and Restated Credit Agreement dated as of September 16, 2016 by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bank National Association and TD Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company and TD Bank, N.A., as Co-Documentation Agents

10.2	First Modification to Loan Agreement dated as of September 16, 2016 to that certain Amended and Restated Loan Agreement, dated as of December 10, 2014, by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners

10.3	First Modification to Loan Agreement dated as of September 16, 2016 to that certain Loan Agreement, dated as of December 2, 2015, by and among Equity One, Inc., as Borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as Syndication Agents, and PNC Capital Markets LLC, Wells Fargo Securities, LLC and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Runners and TD Bank, N.A., as Documentation Agent